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                                                                    EXHIBIT 99.3

                          MACK-CALI REALTY CORPORATION
                            BROKER AND NOMINEE FORM
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

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                                                    When completed and signed, this form should be
                                                    mailed to:
                                                    The Chase Manhattan Bank
                                                    c/o ChaseMellon Shareholder Services, LLC
                                                    P.P. Box 3339
                                                    South Hackensack, New Jersey 17606-1939
                                                    Attention:
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    As provided in the Prospectus relating to the Mack-Cali Realty Corporation
Dividend Reinvestment and Stock Purchase Plan (the "Plan"), this form is to be used only by a broker, bank or other nominee making an optional cash investment or initial cash investment under the Plan on behalf of one or more beneficial owners whose shares are held in the name of a securities depository.

    The broker, bank or other nominee submitting this form hereby certifies that
(a) the information contained herein is true and correct as of the date of this form; (b) a current copy of the prospectus has been delivered to each beneficial owner on whose behalf the optional cash investment listed below is being transmitted; and (c) either (i) the amount of the optional cash investment listed below does not exceed $5,000 for each beneficial owner represented of
(ii) this form is accompanied by a completed Request for Waiver approved by Mack-Cali Realty Corporation relating to the applicable investment date.

    A new Broker and Nominee Form must be completed and submitted each month that an optional cash investment is submitted.
    For further information about the Plan, please call ____________ .

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Date                                              Title of Account to Which Shares are to be
                                                  Credited

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Name of Depository Participant Submitting         Address
Payment

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Participant Number with Depository                Tax ID Number

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Contact                                           Phone

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Name of Depository

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Number of Beneficial Owners Represented           Total Optional Cash Investment Amount
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Method of Payment ____         Check ____         Money Order ____        Other*
                           (Specify) ________________

*Payment by other than check or money order requires the approval of Mack-Cali Realty Corporation

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Method of Investment  Full Dividend Reinvestment
                      Partial Dividend Reinvestment (Specify)
                      Optional Cash Investments Only
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
Signature:
Name of Broker, Bank or Other Nominee
By:
Name:
Title:
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